Exhibit 10.5

DAIRYLAND HP LLC

TO

COMMERCIAL LENDING II LLC

BUILDING LOAN AGREEMENT

(Leasehold)

Dated: April 26, 2012

Location: 200-240 Food Center Drive, Bronx, New York

The premises are also known as Section 10, Block 2770, p/o Lot 1 and Section 10, Block 2781, p/o

Lot 500 on the Tax Map of the City of New York for County of Bronx, City and State of New York

RECORD AND RETURN TO:

Mayo Crowe LLC

600 North Broadway, Suite 220

White Plains, New York 10603

Attention: Nicholas J. Chivily, Esq.

BUILDING LOAN AGREEMENT

THIS BUILDING LOAN AGREEMENT made the 26th day of April, 2012, between COMMERCIAL LENDING II LLC, a Delaware limited liability company having an office at 106 Corporate Park Drive, White Plains, New York 10604 (its successors and/or assigns, hereinafter referred to as the “Lender”), and DAIRYLAND HP LLC, a Delaware limited liability company having and office located at c/o Dairyland USA Corporation, 100 East Ridge Road, Ridgefield, Connecticut 06877 (hereinafter referred to as the “Borrower”);

W I T N E S S E T H:

WHEREAS the Borrower is the owner of a leasehold estate in certain premises, as more particularly described in Exhibit A (hereinafter referred to as the “Premises”);

WHEREAS, at the request of the Borrower, the Lender has agreed to fund to the Borrower a construction loan of $11,000,000.00 (hereinafter referred to as the “Building Loan”), to finance actual costs incurred by the Borrower in connection with the construction of the Improvements on the Premises by the Borrower, as defined and described in Exhibit B;

WHEREAS, the Building Loan will be advanced in full on the date hereof pursuant to the terms of this Agreement and a Loan Agreement of even date herewith (the “Loan Agreement”) into an account of the Borrower opened by the Borrower with JPMorgan Chase Bank, N.A. (the “Bank”) and pledged to the Lender to secure the Building Loan (the “Borrower Disbursement Account”);

WHEREAS, the proceeds of the Building Loan will be released from the Borrower Disbursement Account to the Borrower in connection with the construction of the Improvements on the Premises by the Borrower pursuant to the terms and conditions of this Agreement and subject to compliance with the Loan Agreement;

NOW, THEREFORE, in consideration of ten dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Lender and the Borrower hereby covenant and agree as follows:

1. Definition. All terms as used in this Agreement shall, unless otherwise defined in the main body of this Agreement, have the meaning given to such terms in Exhibit B.

2. Note and Mortgage. The Building Loan (i) shall be evidenced by the Building Loan Note, (ii) shall be secured by the Building Loan Mortgage constituting a lien on the leasehold estate of the Borrower in the Premises, the Improvements and other property, rights and interests of the Borrower described therein (the Premises, the Improvements and such other property, rights and interests being hereinafter collectively referred to as the “Property”), and (iii) shall be advanced into the Borrower Disbursement Account and released therefrom for application to costs incurred by Borrower in connection with the construction of the Improvements on the Premises in accordance with the provisions of this Agreement and the Loan Agreement. The terms and conditions and the covenants set forth therein are herein incorporated by reference.

3. The Improvements. The Borrower has submitted to the Lender and the Construction Consultant a set of final plans and specifications for the Improvements prepared by the Architect, as more particularly described in Exhibit C attached hereto (hereinafter referred to as the “Plans and Specifications”), which Plans and Specifications have been reviewed and accepted by the Lender and the Construction Consultant. The Borrower acknowledges that (i) the Construction Consultant has been retained by the Lender to act as a consultant and only as a consultant to the Lender in connection with the construction of the Improvements, (ii) the Construction Consultant shall in no event or under any circumstance have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon the Lender and any such purported decision, approval, consent, act or thing by the Construction Consultant on behalf of the Lender shall be void and of no force or effect, (iii) the Lender reserves the right to make any and all decisions required to be made by the Lender under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by the Lender under this Agreement and to accept or not accept any matter or thing required to be accepted by the Lender under this Agreement, in each instance, in its reasonable discretion (provided that after an Event of Default hereunder, any decision or consent to be made herein shall be made at the Lender’s sole and absolute discretion), subject to the provisions hereof but without in any instance being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant to the Lender or any other person or party with respect thereto, (iv) the Lender reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to the Lender or any other person or party, and (v) the Lender reserves the right in its sole and absolute discretion to replace the Construction Consultant with another construction consultant at any time and without prior notice to or approval by the Borrower. The Borrower represents and warrants to the Lender that the Plans and Specifications have been submitted to the General Contractor, and the General Contractor has agreed to perform its obligations under the Design Build Contract in a manner consistent with the requirements of the Plans and Specifications. The Borrower represents and warrants to the Lender that (i) to the extent required by law on the basis of the present stage of development and construction of the Improvements, the Borrower has obtained from the appropriate Governmental Authorities all required approvals (including, without limitation, all environmental approvals) with respect to the Plans and Specifications and the Improvements, and (ii) all necessary permits, certificates, licenses and other approvals required for the construction of the Improvements have to the extent required by applicable law been issued or obtained from the appropriate Governmental Authorities and (iii) the Improvements and their contemplated use will upon completion in accordance with the Plans and Specifications comply with all applicable zoning resolutions, building codes, environmental and other applicable laws, rules and regulations. Subject to the provisions of paragraph 4 of this Agreement, each addition or modification to the Plans and Specifications must be acceptable to the Lender, the Construction Consultant and, to the extent required by law, shall be approved by the appropriate Governmental Authorities. The Borrower shall not commence any work on any stage or phase of the Improvements unless all required permits, certificates, licenses and approvals therefor have been issued or obtained from appropriate Governmental Authorities. The Borrower shall construct and equip the Improvements substantially in accordance with the Plans and Specifications free and clear of all mechanics’ liens, notices of pendency, or comparable liens or filings and all other liens, encumbrances and security instruments of any nature whatsoever (other than those permitted under the Mortgage and the Mortgage and other exceptions to title specifically set forth in the policy of title insurance insuring the lien of the Mortgage or as may otherwise be permitted under the Mortgage or specifically approved by the Lender). The Lender shall without additional cost or expense have the use of the Plans and Specifications as accepted by the Lender and the Construction Consultant upon the occurrence and during the continuance (for the purposes of this Agreement, the term “continuance” shall refer to an Event of Default beyond any notice or cure period which shall not have been waived by the Lender in writing) of an Event of Default under the Loan Documents. The Improvements shall be constructed and equipped in compliance with the provisions of this Agreement, the Loan Agreement and the requirements of the Governmental Authorities and the appropriate Board of Fire Underwriters, if any, or other similar body, if any, acting in and for the locality in which the Premises are situated. Compliance with the provisions of this paragraph and any other provisions of this Agreement relating to the construction and equipping of the Improvements shall be determined by the Lender in its reasonable discretion (provided that after an Event of Default hereunder, any decision or consent to be made herein shall be made at the Lender’s sole and absolute discretion). At all times the Lender, the Construction Consultant and their respective agents and employees, shall have the right of entry and free access to the Premises to inspect the Improvements (subject to the rights of existing subtenants under subleases for portions of the Premises and provided that such inspections do not unreasonably interfere with the construction of the Improvements).

4. Change Orders. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have the right to enter into or to authorize the entering into of change orders with respect to the Improvements without obtaining the Lender’s and the Construction Consultant’s prior acceptance, provided that (i) no such change order will materially change the gross square feet or the net rentable square feet of space to be contained in the Improvements, or materially alter the basic layout of the Improvements, or the number of parking spaces to be located on the Premises after completion of construction of the Improvements, or involve the use of materials, furniture, fixtures or equipment which will not be at least equal in quality to the materials, furniture, fixtures and equipment originally specified in or required by the Plans and Specifications, as accepted by the Lender and the Construction Consultant, (ii) no such change order shall, in a single instance, result in an increase or decrease in the cost of constructing the Improvements of more than $100,000, (iii) the aggregate cost of all change orders whether or not they have been accepted by the Lender and the Construction Consultant shall not, result in an increase or decrease in the cost of constructing the Improvements of more than $250,000; and (iv) shall not extend the time for completion of the Improvements. The Borrower shall also have the right, without obtaining the Lender’s or the Construction Consultant’s prior acceptance, to enter into change orders or field changes which do not increase or decrease the cost of constructing the Improvements, provided that the requirements of clause (i) of the preceding sentence are satisfied with respect thereto. The Borrower shall submit to the Lender and the Construction Consultant copies of all change orders entered into with respect to the Improvements within fifteen (15) days after the same are entered into and irrespective of whether the same require the prior acceptance of the Lender and the Construction Consultant pursuant to this Agreement.

5. Commencement of Construction. The Borrower shall commence construction of the Improvements on or shortly after the Commencement Date and shall continue with such construction until the Improvements are completed in accordance with the Plans and Specifications and the provisions of this Agreement in accordance with the project timeline approved by the Borrower and Lender.

6. Completion of Improvements. Subject to the provisions of paragraph 7 of this Agreement, construction of the Improvements shall be substantially completed substantially in accordance with the Plans and Specifications and the provisions of this Agreement on or before the Completion Date. For the purposes of this Agreement, the Improvements shall not be deemed to have been completed until (i) the Improvements have, in the reasonable opinion of the Lender and the Construction Consultant, been substantially completed (exclusive of punch list items) substantially in accordance with the Plans and Specifications, (ii) the Improvements shall contain all furniture, fixtures and equipment required for the use and operation of the Improvements, or which may be required by any Governmental Authority or by any law, regulation or rule of any Governmental Authority, (iii) all temporary certificates of occupancy (or their local equivalent) and all other certificates, licenses, consents and approvals required for the use and operation of the Improvements shall have been issued by or obtained from the appropriate Governmental

Authorities, (iv) all Direct Construction Costs, Other Costs of Improvement, and other costs and expenses incurred in connection with the construction and equipping of the Improvements (other than Direct Construction Costs and other costs and expenses which will be incurred in completing punch list work, landscaping and other minor work with respect to the Improvements and which in the aggregate will not in the opinion of the Lender and the Construction Consultant exceed $100,000, and the remaining balance of the Retainage, if any) shall have been paid in full.

7. Force Majeure. The Completion Date shall be extended for a period of time equal to the number of days during which the Borrower is prevented from proceeding with the construction of the Improvements by reason of force majeure, provided that (i) no Event of Default shall have occurred and shall be continuing under the Loan Documents, (ii) the aggregate of any such respective extensions of the Completion Date pursuant to the provisions of this paragraph shall in no event be for a period of time in excess of sixty (120) days, and (iii) the Borrower notifies the Lender of the events constituting such force majeure within 30 days after the Borrower has knowledge of their occurrence. No extension of the Completion Date pursuant to this paragraph shall be construed as extending the maturity date of the Note. The term “force majeure” as used in this paragraph shall include acts of God, flooding, strikes, lockouts or other labor trouble, materially adverse weather conditions, fire or other casualty, governmental preemption in connection with a national emergency, any rule, order or regulation of any governmental agency or any department or subdivision thereof, or inability to secure materials or labor because of any such emergency, rule, order, regulation, war, civil disturbance or other emergency, cause or event beyond the reasonable control of the Borrower.

8. Title Insurance and Survey. The Borrower shall deliver to the Lender a title insurance policy or a title binder or a certificate of title of the Title Company containing the agreement of the Title Company to issue its policy of title insurance insuring the lien of the Mortgage, which title insurance policy shall be in an amount equal to the principal amount of the Building Loan secured by the Mortgage and, shall be sufficient to satisfy all co-insurance requirements and shall otherwise be in form and substance satisfactory to and approved in all respects by the Lender and its counsel. The Borrower shall deliver to the Lender the Preliminary Survey, which Preliminary Survey shall be certified to the Title Company and to the Lender. The state of facts shown in the Preliminary Survey shall be satisfactory in all respects to the Lender and its counsel, the Construction Consultant and the Title Company. If the footprint of the Improvement at the Premises changes from the Preliminary Survey, the Borrower shall deliver to the Lender an as-built survey of the Improvements within thirty (30) days after the completion of Improvements, and any additional surveys requested or required by the Lender, the Construction Consultant or the Title Company within thirty (30) days after request, it being agreed that any change in the state of facts shown in any such updated survey shall be satisfactory in all respects to the Lender, its counsel, the Construction Consultant and the Title Company.

9. Hazard Insurance. The Borrower shall maintain the insurance required under the Mortgaged Lease (as defined in the Building Loan Mortgage) and in the Building Loan Mortgage, including Paragraph 3 of the Building Loan Mortgage (including without limitation the All Risk and Builder’s Risk coverage required thereunder) and furnish to the Lender (with evidence of the payment of premiums therefor), or if the Borrower shall fail to do so after the expiration of any applicable notice and grace period, the Lender may obtain at the Borrower’s expense, insurance as required by the Building Loan Mortgage.

10. Building Loan Advance; Release of Building Loan Proceeds.

(a) The Building Loan shall be advanced in full by deposit into the Borrower Disbursement Account on the date hereof. The Borrower Disbursement Account, all amounts deposited therein, and all earnings thereon, shall be pledged to, and subject to the control of, Lender. The proceeds of the Building Loan so deposited into the Borrower Disbursement Account shall be deemed advanced under this Agreement and the Building Loan Note for all purposes and shall accrue interest at the interest rate under the Building Loan Note from and after the date of such deposit into the Borrower Disbursement Account until repaid. Borrower agrees that it shall include in its income all interest and earnings, if any, on the funds deposited into the Borrower Disbursement Account. The Borrower Disbursement Account shall be assigned the federal tax identification number of Borrower.

(b) Subject to compliance by the Borrower with the terms, provisions and conditions of the Loan Agreement and this Agreement, the proceeds of the Building Loan shall be released from the Borrower Disbursement Account to the Borrower (i) for direct construction costs incurred by the Borrower in connection with the construction of the Improvements (hereinafter referred to as “Direct Construction Costs”), as itemized in a trade breakdown schedule reviewed and accepted by the Lender and the Construction Consultant (hereinafter referred to as the “Trade Breakdown Schedule”), as the same may be revised from time to time after the date hereof with the prior review and acceptance of the Lender and the Construction Consultant, and (ii) for costs, other than Direct Construction Costs, incurred by the Borrower in connection with the Building Loan or the construction of the Improvements (hereinafter referred to as “Other Costs of Improvement”), as itemized in a schedule reviewed and accepted by the Lender (hereinafter referred to as the “Schedule of Other Costs of Improvement”), as the same may be revised from time to time after the date hereof with the prior review and acceptance of the Lender. Except as hereinafter specifically provided to the contrary in paragraph 11 of this Agreement, the Lender shall not be required to release proceeds of the Building Loan from the Borrower Disbursement Account for costs incurred by the Borrower with respect to materials stored on or off the Premises unless the Lender shall, in its reasonable discretion, deem it advisable to so approve. The Lender shall not be obligated to release proceeds of the Building Loan from the Borrower Disbursement Account more frequently than once every thirty (30) days. Each request by the Borrower to the Lender for a release of Building Loan proceeds from the Borrower Disbursement Account shall be in the form attached hereto as Exhibit D or in such other form as may be satisfactory in all respects to the Lender and shall in each case be signed by a duly authorized representative of the Borrower (any such request being hereinafter referred to as a “Request for Advance”). Each Request for Advance shall be delivered to the Lender not less than fifteen (15) days prior to the date upon which a release of Building Loan proceeds from the Borrower Disbursement Account is requested. Each Request for Advance shall be based upon the Trade Breakdown Schedule and the Schedule of Other Costs of Improvement and shall be accompanied by (i) a currently dated sworn statement and request for partial payment from the General Contractor in the form specified in Exhibit E or in such other form as may be acceptable to the Lender and the Title Company, as approved by the Construction Consultant, and accompanied by a waiver of lien from the General Contractor in form reasonably satisfactory to the Lender and the Title Company, (ii) such waivers of lien and other documents and instruments as may reasonably be requested or required by the Lender with respect to subcontractors and materialmen engaged in the construction of the Improvements or as may be requested or required by the Title Company (to induce the Title Company to insure each release of Building Loan proceeds made by the Lender pursuant to this Agreement against all mechanics’ and materialmen’s liens for labor furnished and materials supplied in connection with the construction of the Improvements), (iii) at the request of the Lender, the requisitions for payment from subcontractors and materialmen engaged in the construction of the Improvements, and (iv) such other information and documents as may be requested or required by the Lender or the Construction Consultant. All requests and requisitions for payment shall be approved by the Borrower and recommended for payment by the Construction Consultant. Each release of Building Loan proceeds from the Borrower Disbursement Account shall be made, in whole or in part, (i) by crediting the amount thereof to a separate account of the Borrower to be maintained with the Lender, or (ii) in such other manner as shall be mutually agreed upon by the Borrower and the Lender. The Lender shall not be obligated to make aggregate releases of Building Loan proceeds from the Borrower Disbursement Account in excess of the amount, from time to time, of Verified Costs of Improvement, unless the Lender, in its sole and absolute discretion, deems it advisable to do so. The Lender shall not be obligated to release Building Loan proceeds from the Borrower Disbursement Account unless the Lender is satisfied, in its sole and absolute discretion, that the conditions precedent to authorizing such release from the Borrower Disbursement Account as set forth in this Agreement and all restrictions on the use of Building Loan proceeds set forth in the Loan Agreement, have been satisfied by the Borrower. Anything in this Agreement or any other agreement made with respect to the Building Loan to the contrary notwithstanding, any release of Building Loan proceeds from the Borrower Disbursement Account or approval or acceptance given by the Lender or the Construction Consultant, herein or therein, whether or not before or after a site observation of the Improvements by the Construction Consultant or otherwise, shall not be deemed to be an approval or acceptance by the Lender or the Construction Consultant of any work performed thereon or approval or acceptance by the Lender or the Construction Consultant of any work or materials done or furnished with respect thereto or a representation by the Lender or the Construction Consultant as to fitness of such work and materials for any other purpose other than to permit any release of Building Loan proceeds from the Borrower Disbursement Account as provided and required herein.

11. Releases of Loan Proceeds for Stored Materials. Notwithstanding anything to the contrary contained in this Agreement, the Lender shall release Building Loan proceeds from the Borrower Disbursement Account to pay for Direct Construction Costs actually incurred by the Borrower for materials which are stored on the site of the Improvements or in a bonded warehouse and which are required in connection with the construction of the Improvements, provided that (i) such materials are consistent with the Plans and Specifications approved by the Lender and the Construction Consultant, (ii) such materials are securely stored on site or in a bonded warehouse, properly inventoried, and otherwise marked to indicate that they are the property of the Borrower, (iii) the bills of sale and contracts under which such materials are being provided shall be in form and substance satisfactory to the Lender and the Construction Consultant, (iv) such materials are insured against casualty, loss and theft in a manner satisfactory to the Lender, (v) the Borrower owns such materials free and clear of all liens and encumbrances of any nature whatsoever and establishes such ownership by evidence satisfactory to the Lender, (vi) the Borrower executes and delivers to the Lender such additional security documents as the Lender shall deem necessary to create and perfect a first lien in such materials as additional security for the payment of the Debt, (vii) [reserved] and (viii) the aggregate amount of such releases of Building Loan proceeds from the Borrower Disbursement Account for such materials which are stored on-site and which is outstanding at any given time shall in no event exceed $250,000. The Lender shall in no event or under any circumstance have any obligation to authorize the release of any proceeds of the Building Loan from the Borrower Disbursement Account for materials which are stored off-site unless the Lender shall agree to the contrary in its sole and absolute discretion. Any application for a release of Building Loan proceeds from the Borrower Disbursement Account for stored materials shall be made in the form annexed hereto as Exhibit G.

12. Additional Conditions to Releases of Building Loan Proceeds. The obligation of the Lender to release Building Loan proceeds from the Borrower Disbursement Account pursuant to this Agreement is subject to the following additional conditions precedent:

(a) The Borrower shall invest an amount equal to the amount in excess over the Building Loan necessary to complete the Improvements (such sum is now estimated to be approximately $9,128,468.00 plus all Indirect Project Costs incurred by the Borrower in connection with the Building Loan and the completion of the improvements (hereinafter referred to as the “Initial Equity Requirement”) in the Property in a manner satisfactory to the Lender. The Initial Equity Requirement is the amount estimated by the Lender and the Borrower to be the amount necessary, in addition to the Building Loan, to complete the Improvements and pay all Direct Construction Costs and Indirect Project Costs. The investment of the Initial Equity Requirement by the Borrower in the Property shall be substantiated by evidence satisfactory to the Lender. In order to comply with NMTC Program Requirements (as defined in the Loan Agreement) the Initial Equity Requirement may not be required to be advanced before the Building Loan Proceeds are released by the Lender and may be used to complete the construction of the Improvements after all Building Loan Proceeds have been released hereunder.

(b) Each Request for Advance shall be accompanied by a certificate or report of the Construction Consultant to the Lender based upon a site observation of the Improvements made by the Construction Consultant not more than thirty (30) days prior to the date of such Request for Advance, in which the Construction Consultant shall in substance (i) verify that the portion of the Improvements completed as of the date of such site observation has been completed substantially in accordance with the Plans and Specifications, and (ii) state its estimate of (aa) the percentage of construction of the Improvements completed as of the date of such site observation on the basis of work in place as part of the Improvements and the Trade Breakdown Schedule, (bb) Direct Construction Costs actually incurred for work in place as part of the Improvements as of the date of such site observation, (cc) the sum necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and (dd) the amount of time from the date of such inspection which will be required to complete construction of the Improvements in accordance with the Plans and Specifications.

(c) Prior to each release of Building Loan proceeds from the Borrower Disbursement Account, the Title Company shall have issued (i) a written continuation of title showing the leasehold interest of the Borrower in the Premises and to the Property to be vested in the Borrower and no exceptions to the title of the Property other than those exceptions appearing on the title policy delivered at the closing of the Building Loan and previously approved by the Lender in writing, and (ii) a written commitment (or endorsement to the policy issued at closing) to insure the priority of the lien of the Building Loan Mortgage, subject only to exceptions previously approved by the Lender in writing, for an amount equal to the full amount of each release of Building Loan proceeds from the Borrower Disbursement Account and all previous releases of Building Loan proceeds from the Borrower Disbursement Account authorized by the Lender to the Borrower pursuant to this Agreement. If required by the Lender, such continuations of title shall contain affirmative insurance that covenants and restrictions, if any, reported against the Property have not been violated by the Improvements.

(d) Prior to each release of Building Loan proceeds from the Borrower Disbursement Account by the Lender to the Borrower pursuant to this Agreement, the Borrower shall, upon request of the Lender, furnish the Lender with evidence satisfactory to the Lender, showing payment of all bills and charges for which releases of the Building Loan proceeds have been previously made pursuant to this Agreement. The Borrower shall also deliver to the Lender, upon request, such bills, receipts, invoices and other evidence as may reasonably be required by the Lender to substantiate the actual incurrence by the Borrower of Direct Construction Costs and Other Costs of Improvement.

(e) The Borrower shall, if required by the Lender, deliver to the Lender a written statement executed by the General Contractor certifying that the General Contractor has received payment in full of all monies owed to the General Contractor which are due and payable at such time.

(f) The Borrower shall, if required by the Lender, deliver to the Lender a written statement executed by each subcontractor and materialman engaged in the construction of the Improvements on behalf of the General Contractor or the Borrower certifying that each such subcontractor and materialman has received payment in full of all monies owed to each such subcontractor and materialman by the General Contractor or by the Borrower.

(g) Construction of the Improvements shall comply with all applicable laws, rules, restrictions, orders and regulations of the Governmental Authorities.

(h) The Borrower shall have delivered to the Lender all necessary certificates, authorizations, permits and licenses which are required to permit the construction and completion of the Improvements, as issued by the appropriate Governmental Authorities. The Borrower, to the full extent permitted by applicable law, hereby assigns to the Lender as additional security for the payment of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Loan Documents all right, title and interest which the Borrower may now have or may hereafter acquire in and to such certificates, authorization, permits and licenses.

(i) The Borrower shall make available to the Construction Consultant, upon request, all shop and related drawings used in connection with the Plans and Specifications and the construction of the Improvements at the office and location where the same are kept.

(j) The Lender and the Construction Consultant shall be of the reasonable opinion that the Improvements can be substantially completed by the Completion Date, as the same may be extended pursuant to paragraph 7 of this Agreement.

(k) The Borrower shall have delivered to the Lender and the Construction Consultant a copy of the Design Build Contract, which Design Build Contract shall be in form and substance satisfactory in all respects to the Lender. The Borrower hereby assigns to the Lender as additional security for the payment in full of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Loan Documents all right, title and interest which the Borrower may now have or may hereafter acquire in and to the Design Build Contract. The Borrower shall not agree to any modification or to any termination of the Design Build Contract without the prior approval of the Lender. The Borrower shall furnish the Lender with such information regarding the Architect as the Lender may request and the identity of the Architect shall be subject to approval by the Lender.

(l) The Borrower shall have delivered to the Lender and the Construction Consultant a copy of the Design Build Contract, which Design Build Contract shall be in form and substance satisfactory in all respects to the Lender. A satisfactory Design Build Contract has been received. The Borrower hereby assigns to the Lender as additional security for the payment of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Loan Documents all right, title and interest which the Borrower may now have or may hereafter acquire in and to the Design Build Contract. Except as may otherwise be permitted by paragraph 4 of this Agreement, the Borrower shall not agree to any modification or to any termination of the Design Build Contract without the prior approval of the Lender.

(m) The Borrower shall (to the extent required by the Lender) have delivered to the Lender and the Construction Consultant copies of all the Major Subcontracts now or hereafter entered into, each of which Major Subcontracts shall be in form and substance reasonably satisfactory in all respects to the Lender. The Borrower hereby assigns to the Lender as additional security for the payment of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Loan Documents all right, title and interest which the Borrower may now have or may hereafter acquire in and to the Major Subcontracts. Except as may otherwise be permitted by paragraph 4 of this Agreement, the Borrower shall not agree to any modification or to any termination of any Major Subcontract without the prior approval of the Lender.

(n) The Borrower shall (to the extent required by the Lender) make available for inspection at all times by the Construction Consultant and the Lender copies of all Other Subcontracts, and shall furnish to the Construction Consultant and the Lender, upon request, copies of the same. The Borrower hereby assigns to the Lender as additional security for the payment of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Loan Documents all right, title and interest which the Borrower may now have or may hereafter acquire in and to the Other Subcontracts. Except as may otherwise be permitted by paragraph 4 (Change Orders)_of this Agreement, the Borrower shall not agree to any modification or to any termination of the Other Subcontracts without the prior approval of the Lender.

(o) The Major Subcontracts, to the extent not already awarded as of the date hereof, shall be awarded in accordance with a time table reasonably acceptable to the Lender and the Construction Consultant. The Borrower shall cause the Architect/General Contractor, to the extent required by the Lender, the Major Subcontractors and materialmen under the Major Subcontracts to respectively execute and deliver to the Lender, contemporaneously with the execution and delivery of their respective contracts, letter agreements pursuant to the provisions of which the Architect, the General Contractor and such Major Subcontractors and Materialmen shall agree to perform their respective contracts at no additional cost or expense for the benefit of the Lender, its nominee, or wholly-owned subsidiary, in the Event of a Default under the Loan Documents or a foreclosure of the Building Loan Mortgage which letter agreements shall be in form and substance satisfactory to the Lender.

(p) Intentionally Omitted.

(q) The Borrower shall observe and perform all of the terms, covenants and conditions of the Design Build Contract, the Design Build Contract, the Major Subcontracts and the Other Subcontracts on the Borrower’s part to be observed or performed.

(r) The Lender shall not be obligated to release Building Loan proceeds from the Borrower Disbursement Account with respect to any contractor, subcontractor or materialman providing work or materials with respect to the Improvements unless such subcontractor or materialman is providing such work or materials under a signed contract or purchase order.

(s) No Event of Default shall have occurred under the Note, the Building Loan Mortgage, the Loan Agreement or the other Loan Documents. .

All conditions and requirements of this Agreement relating to the obligation of the Lender to release Building Loan proceeds from the Borrower Disbursement Account are for the sole benefit of the Lender and no other person or party (including, without limitation, the General Contractor and subcontractors and materialmen engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by the Borrower as a condition precedent to the Lender authorizing a release of the Building Loan proceeds from the Borrower Disbursement Account. The Lender shall have the right, in its sole and absolute discretion, to waive any such condition or requirement as a condition precedent to making a release of the Building Loan proceeds from the Borrower Disbursement Account.

13. [reserved]

14. Contingency Reserve. A portion of the Building Loan in the amount of five percent (5%) of the cost to complete the Improvements and pay all Direct Construction Costs and Indirect Project Costs under the Design Build Contract (hereinafter referred to as the “Contingency Reserve”) shall be reserved to cover the payment of contingencies incurred in connection with the construction of the Improvements (including, without limitation, the payment of additional unanticipated costs incurred with respect to particular line items set forth in the Trade Breakdown Schedule and the Schedule of Other Costs of Improvement and additional costs incurred in connection with change orders entered into in conformity with the provisions of this Agreement), and shall not be released from the Borrower Disbursement Account for any other purpose prior to the completion of construction of the Improvements pursuant to this Agreement unless agreed to the contrary by the Lender in its sole and absolute discretion. All releases of funds designated as the Contingency Reserve shall be subject to specific prior review and approval in all respects by the Lender.

15. Deficiency. The Lender shall not be obligated to make any release of Building Loan proceeds from the Borrower Disbursement Account to the Borrower if, in the sole opinion of the Lender or the Construction Consultant, or both, the balance of the Building Loan yet to be released from the Borrower Disbursement Account by the Lender pursuant to this Agreement plus the Initial Equity Requirement yet to be invested is at any time less (the amount by which it is less being hereinafter referred to as the “Deficiency”) than the actual sum, as estimated by the Lender and the Construction Consultant, which will be required to complete the construction of the Improvements in accordance with the Plans and Specifications and this Agreement and to pay all Direct Construction Costs, Other Costs of Improvement and all other costs and expenses of any nature whatsoever which will be incurred in connection with the completion of construction of the Improvements.

Notwithstanding that the Initial Equity Requirement might not be required to be invested ahead of the release of the Building Loan Proceeds in order to meet NMTC Program Requirements, the Borrower shall, within fifteen (15) days after being notified by the Lender that there is or will be a Deficiency or even if there is no Deficiency, if an Event of Default has occurred, (i) deliver to the Lender evidence, reasonably satisfactory to the Lender if no Event of Default has occurred hereunder or under the Building Loan Mortgage or, if an Event of Default has occurred, in the Lender’s sole and absolute discretion, confirming that the Borrower has sufficient available cash or reserves to make cover any such Deficiency and to pay the costs thereof when required to complete the Improvements or (ii) deposit into the Borrower Disbursement Account an amount sufficient to eliminate the Deficiency or in the case of an Event of Default, the Initial Equity Requirement. Any amounts deposited by the Borrower into the Borrower Disbursement Account pursuant to clause (ii) of the preceding sentence of this paragraph to cover a Deficiency shall be released from the Borrower Disbursement Account by the Lender to the Borrower and shall be applied by the Borrower to cover the payment of Direct Construction Costs and Other Costs of Improvement incurred in connection with the construction of the Improvements, and until so released shall be held by the Borrower Disbursement Account. If an Event of Default (as hereinafter defined) shall occur and be continuing, the Lender, in addition to all other rights which it may have, shall have the absolute and unconditional right in its discretion to apply the undisbursed balance of any Deficiency deposit, together with interest earned thereon, in whole or in part to the payment of the Debt in such order, priority and proportion as the Lender in its sole and absolute discretion deems to be appropriate.

16. Specific Additional Covenants of Borrower. The Borrower shall comply with each of the following terms and conditions:

(a) The Borrower shall obtain and furnish to the Lender within ninety (90) days after the completion of the Improvements the originals or copies of all temporary permanent certificates of occupancy (or their local equivalent) and all other certificates, licenses, consents and other approvals of the Governmental Authorities which are required for the use and occupancy of the Improvements. In no event shall the Lender be required to make the last release of Building Loan proceeds from the Borrower Disbursement Account pursuant to this Agreement until a temporary certificate of occupancy has been obtained and the Improvements have been substantially completed (except punch list items). Notwithstanding the foregoing, if Borrower shall have timely completed work and filed or submitted requests for any such certificates and licenses, then the failure of the applicable governmental authorities to timely provide same shall not be an Event of Default hereunder.

(b) The Borrower shall furnish to the Lender from time to time upon request (i) the names of all persons with whom the Borrower or the General Contractor has contracted or intends to contract for the construction of the Improvements or the furnishing of labor or materials in connection therewith, (ii) a list of all unpaid bills for labor and materials with respect to Major Contractors for the construction of the Improvements, (iii) budgets of the Borrower and revisions thereof showing estimated Direct Construction Costs and Other Costs of Improvement and other costs and expenses to be incurred in connection with the completion of construction of the Improvements, (iv) lien waivers, receipted bills or other evidences of payment of all Direct Construction Costs, Other Project Costs and other costs and expenses incurred in connection with the construction of the Improvements and any other costs and expenses relating to the Property, and (v) such other information relating to the Borrower, the Property, the Building Loan, the construction of the Improvements or any collateral for the Building Loan or other source of repayment of the Building Loan, as the Lender may reasonably request.

(c) The Borrower shall proceed promptly if the Improvements are partially or totally damaged or destroyed by fire or other casualty with the repair and restoration thereof and shall diligently prosecute the work of repair and restoration to completion, it being agreed that (i) if such casualty is covered by fire or other casualty insurance, the Borrower’s obligation to proceed with such repair and restoration shall be contingent upon the Lender and the lessor under the Mortgaged Lease (as defined in the Building Loan Mortgage) disbursing to the Borrower the proceeds of such insurance to pay the cost of such repair and restoration, and (ii) the cost of such repair and restoration shall in no event or under any circumstance be made the basis of any advance of the Building Loan or release of Building Loan proceeds pursuant to this Agreement. If the Lender and the lessor under the Mortgaged Lease (as defined in the Building Loan Mortgage) agree to disburse insurance proceeds for such repair and restoration, such insurance proceeds shall be disbursed on the basis of certifications of the Construction Consultant as to costs incurred by the Borrower for work in place as part of such repair and restoration and otherwise on terms and conditions satisfactory in all respects to the Lender.

(d) The Borrower shall pay when due all Direct Construction Costs, Other Costs of Improvement and other costs and expenses incurred by the Borrower in connection with the construction of the Improvements or any repair and restoration of the Improvements pursuant to the provisions of this paragraph hereinabove set forth.

(e) The Borrower shall pay all fees and charges incurred in the procuring and making of the Building Loan, including, without limitation, reasonable attorneys’ fees incurred by the Lender, fees of the Construction Consultant, appraisal fees, and fees and expenses relating to examination of title, title insurance premiums, surveys, and mortgage recording, documentary, transfer or other similar taxes and revenue stamps.

(f) The Lender shall not be required to pay any brokerage fees or commissions arising from the making of the Building Loan and the Borrower agrees to defend, indemnify and hold the Lender harmless from and against any and all such claims in connection therewith.

(g) The Borrower shall not assign this Agreement or the moneys to be advanced and released hereunder or convey, assign, pledge, encumber or mortgage (except for the Building Loan Mortgage ) any part of the Property without the prior consent of the Lender, but if the Borrower does any of the foregoing, the Lender may, in its discretion, continue to release Building Loan proceeds from the Borrower Disbursement Account to the Borrower or to those who succeed to the interest of the Borrower in the Property pursuant to the terms of this Agreement, and all sums so released shall be deemed to be releases of Building Loan Proceeds made in pursuance and not in modification hereof and shall be evidenced and secured by the Building Loan Note and the Building Loan Mortgage.

17. Events of Default. The term “Event of Default” as used in this Agreement shall mean the occurrence of any one or more of the following events:

(a) If the Borrower shall continue to be in default under any of the provisions of this Agreement for ten (10) days after notice from the Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from the Lender in the case of any other default, provided that if such default cannot reasonably be cured within such twenty (20) day period and the Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty 30) day period shall be extended for so long as it shall require the Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days, or shall be construed as having the effect of extending the Completion Date as the same may be extended pursuant to paragraph 7 of this Agreement ;

(b) If an Event of Default shall occur and be continuing (for the purposes of this Agreement the term “continuing” meaning an Event of Default that has not been cured and such cure accepted by the Lender or waived in writing at the Lender’s sole and absolute discretion) under the Loan Agreement, the Mortgage or any of the other Loan Documents;

(c) [reserved];

(d) If the Improvements are not substantially completed in accordance with the provisions of this Agreement on or before the Completion Date, as the same may be extended pursuant to paragraph 7 of this Agreement;

(e) If construction of the Improvements is suspended for a period of ten (10) consecutive business days other than by reason of the occurrence of an event of force majeure, or if construction of the Improvements in the reasonable judgment of the Lender or the Construction Consultant is not carried on with reasonable diligence, or if the Lender or the Construction Consultant is of the reasonable opinion that the Improvements cannot be substantially completed by the Completion Date, as the same may be extended pursuant to paragraph 7 of this Agreement;

(f) If the Borrower shall fail to satisfy Lender as to Borrower’s financial wherewithal to cover any Deficiency as required in paragraph 15 of this Agreement and such failure continues for ten (10) business days after notice thereof to the Borrower;

(g) If the Borrower executes any chattel mortgage or other security agreement with respect to any Equipment, or if any such Equipment are not substantially in accordance with the Plans and Specifications or are leased or purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership thereof will not vest unconditionally in the Borrower free from encumbrances upon being made a part of the Property, or if the Borrower does not furnish to the Lender on request the contracts, bills of sale, statements, receipted vouchers or other agreements, under which the Borrower claims title to such materials, equipment, furniture, fixtures or articles of personal property; or

Upon the occurrence of an Event of Default, the Lender (i) may, at its option and in its sole and absolute discretion, declare the Debt immediately due and payable, and (ii) may, at its option and in its sole and absolute discretion, cease to release Building Loan proceeds from the Borrower Disbursement Account, and (iii) may pursue any and all remedies provided for in the Loan Documents, or otherwise available.

18. Other Remedies. Upon the occurrence of an Event of Default, whether or not the Debt shall be or shall have been declared due and payable or the Lender shall have instituted any foreclosure or other action for the enforcement of the Loan Documents, the Lender may, in addition to any other remedies which the Lender may have under the Loan Documents and in the Lender’s sole and absolute discretion, (a) enter upon the Premises and complete the Improvements in accordance with the Plans and Specifications with such changes therein as the Lender may deem appropriate (provided any such changes made by Lender would not increase the liability of any completion guarantors under any guaranties of completion) and employ watchmen to protect the Improvements, all at the risk, cost and expenses of the Borrower, (b) at any time discontinue any work commenced in respect of the Improvements or change any course of action undertaken by it and not bound by any limitations or requirements of time whether set forth herein or otherwise (provided any such changes made by Lender would not increase the liability of any completion guarantors under any guaranties of completion), (c) assume any construction contract made by the Borrower in any way relating to the Improvements and take over and use all or any part of the labor, materials, equipment, furniture, fixtures and articles of personal property contracted for by the Borrower, whether or not previously incorporated into the Improvements, and (d) in connection with any construction of the Improvements undertaken by the Lender pursuant to the provisions of this paragraph (w) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials, equipment, furniture, fixtures and articles of personal property in connection with the construction of the Improvements, (x) pay, settle or compromise all bills or claims which may become liens against the Property, or any portion thereof, or which have been or may be incurred in any manner in connection with completing construction of the Improvements, and irrespective of whether any of the same have been incurred by the Borrower, the Lender or any other person or party, (y) pay all sums and take all action necessary to effect the discharge of liens or encumbrances on, or to effect the cure of defects in, the title of the Property, or any portion thereof, , and (z) take or refrain from taking such action hereunder as the Lender may from time to time determine in its sole discretion. The Borrower shall be liable to the Lender for all sums paid or incurred by the Lender to construct and equip the Improvements whether the same shall be paid or incurred pursuant to the provisions of this paragraph or otherwise, and all payments made or liabilities incurred by the Lender hereunder of any kind whatsoever shall be paid by the Borrower to the Lender upon demand, with interest thereon (calculated for the actual number of days elapsed on the basis of a 360 day year) at a rate per annum equal to the Default Rate as defined in the Note , provided that such interest rate shall in no event exceed the maximum interest rate which the Borrower may by law pay, from the date of payment by the Lender to the date of payment to the Lender, which sums and interest shall be secured by the Mortgage. Solely for the purpose of exercising the rights granted by this paragraph, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of the Borrower after an Event of Default.

19. Incorporation of Provisions. The Building Loan Note and the Building Loan Mortgage are subject to the conditions, stipulations, agreements and covenants contained in this Agreement to the same extent and effect as if fully set forth therein until this Agreement is terminated by the completion of the Improvements and the payment in full of the Debt.

20. Further Assurances. The Borrower shall on demand of the Lender do any act or execute any additional documents required by the Lender to confirm the lien of the Building Loan Mortgage or comply with the Lien Law of the State of New York.

21. Representations and Warranties. The Borrower is duly qualified to do business in the State in which the Property is located. The Borrower (and the undersigned representatives of the Borrower) have the full power and authority to execute and deliver this Agreement and the other Loan Documents, and the same constitute the binding and enforceable obligations of the Borrower in accordance with their terms.

22. Construction of Agreement. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

23. Trust Fund. Pursuant to Section 13 of the Lien Law of New York, the Borrower shall receive the releases of Building Loan proceeds to be made under this Agreement and shall hold the right to receive such releases of Building Loan proceeds as a trust fund to be applied first for the purpose of paying the cost of the Improvements, and the Borrower shall apply the same first to the payment of the cost of the Improvements before using any part of the total of the same for any other purpose.

24. Parties Bound, etc. The provisions of this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns (except as otherwise prohibited by this Agreement).

25. Waivers. The Lender may at any time and from time to time waive any one or more of the conditions contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be effective unless in writing and shall not be considered a waiver of such condition in any other instance or any other circumstance.

26. Governing Law. This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

27. Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

28. Notices. Any notice, request or demand given or made under this Agreement shall be in writing and shall be hand delivered or sent by Federal Express, UPS or other reputable nationally recognized courier service (that provides written confirmation of receipt) or by postage prepaid certified mail, return receipt requested, and shall be deemed given when actually received at the following addresses, or if delivery is refused, on the date of such refusal:

If to the Lender:

COMMERCIAL LENDING II LLC

JPMorgan Chase Bank, N.A.

106 Corporate Park Drive

White Plains, New York 10603

Attention: Patricia Stone, Senior Vice President

With copies to:

JPMorgan Chase Bank, N.A.

270 Park Avenue, Floor 45

Mail Code: NY1-K875

New York, New York 10017-2014

Attention: En Jung Kim

JPMorgan Chase Bank, N.A.

10 S. Dearborn, 19th Floor

Mail Code: IL1-0953

Chicago, Illinois 60603-5506

Email: nmtc.reporting@chase.com

Attention: NMTC Asset Manager

JPMorgan Chase Bank, N.A.

Legal Department

237 Park Avenue, 12th Floor

Mail Code NY1-R065

New York, New York 10017

Attention: Charles J. Janoff, Esq.

If to the Borrower:

Dairyland HP LLC

c/o Dairyland USA Corporation

100 East Ridge Road

Ridgefield, Connecticut 06877

Attention: Kenneth Clark, Chief Financial Officer

With a copy to:

Reed Smith LLP

599 Lexington Avenue, 29th Floor

New York, New York 10022

Attention: Joseph M. Marger, Esq.

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

29. Fees and Expenses. Anything in this Agreement, the Note, the Building Loan Mortgage, the Loan Agreement or any of the other Loan Documents to the contrary notwithstanding, the Borrower shall indemnify and hold the Lender harmless and defend the Lender at the Borrower’s sole cost and expense against any loss or liability, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements of the Lender’s counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with:

(i) any ongoing matters arising out of this Agreement, the Note, the Building Loan Mortgage, the Loan Agreement, any of the other Loan Documents or the transaction contemplated hereby or thereby, including, but not limited to the Premises, all costs of appraisal or reappraisal of all or any portion of any collateral for the Debt (including without limitation, the Premises) and all costs of reappraisal of the Premises whether required by law or regulation of the Lender or any governmental or quasi governmental agency or of the granting by the Lender, in its sole and absolute discretion, of any lease non-disturbance agreements,

(ii) any amendment to, or restructuring of, the Debt, this Agreement, the Note, the Building Loan Mortgage or any of the other Loan Documents, and

(iii) any and all lawful action that may be taken by the Lender in connection with the enforcement of the provisions of this Agreement, the Note, the Building Loan Mortgage, the Loan Agreement or any of the other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Lender, any Guarantor of all or any portion of the Debt and/or any partner, joint venturer or shareholder thereof becoming subject of a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;

provided however that the above indemnifications shall exclude any and all loss or liability, cost or expense (including, but not limited to, reasonable attorneys’ fees and disbursements of the Lender’s counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of the gross negligence, bad faith, or willful misconduct of the Lender, its agents and employees.

All sums expended by the Lender on account of any of the foregoing shall be reimbursable on demand, and until reimbursed by the Borrower pursuant hereto, shall be deemed additional principal evidenced by the Note and secured by the Mortgage and shall bear interest at the Default Rate (as defined in the Note). The obligations of the under this paragraph shall, notwithstanding any exculpatory or other provisions of any nature whatsoever which may be set forth herein, in this Mortgage, the Note, the Building Loan Mortgage, the Loan Agreement or the other Loan Documents, constitute recourse undertakings, obligations and liabilities of the Mortgagor and shall be secured by the Building Loan Mortgage.

30. [reserved]

31. Modification. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by the parties hereto. The Borrower acknowledges that this Agreement and the other Loan Documents set forth the entire agreement and understanding of the Lender and the Borrower with respect to the Building Loan and that no oral or other agreements, understandings, representations or warranties exist with respect to the Building Loan other than those set forth in this Agreement and the other Loan Documents.

32. Affidavit. An affidavit pursuant to Section 22 of the Lien Law of New York is attached hereto as Exhibit F and made a part hereof.

[NO FURTHER TEXT ON THIS PAGE]

[Signature Page to Building Loan Agreement]

IN WITNESS WHEREOF, the Lender and the Borrower have duly executed this Agreement the day and year first above written.

DAIRYLAND HP LLC,
a Delaware limited liability company

By: DAIRYLAND USA CORPORATION,
a New York corporation,
its sole member and manager

By: /s/ Christopher Pappas
Name: Christopher Pappas
Title: Chief Executive Officer

COMMERCIAL LENDING II LLC

By: /s/ Patricia T. Stone
Name: Patricia T. Stone
Title: Authorized Officer

STATE OF NEW YORK                 )

                                                           ) ss:

COUNTY OF NEW YORK             )

On the 16th day of April in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared Christopher Pappas, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Raquel Mehlman

Notary Public

Raquel Mehlman

Notary Public State of New York

New York County

LIC. #01ME6193851

Comm. Exp. 9/22/2012

STATE OF NEW YORK                 )

                                                           ) ss:

COUNTY OF WESTCHESTER      )

On the 25th day of April in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared Patricia T. Stone, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Joshua S. Cole

Notary Public

Joshua S. Cole

Notary Public, State of New York

Qual. In Westchester Co. No. 02C06091583

Commission Expires October 11, 2015

EXHIBIT A

(Description of Premises)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of the Bronx, City and State of New York, being part of Tax Lot 1 in Block 2770 and part of Tax Lot 500 in Block 2781, and bounded and more particularly described as follows:

COMMENCING at the intersection of the northerly line of Food Center Drive with the easterly right-of-way line of Halleck Street (100 feet wide); and

RUNNING THENCE along the northerly right-of-way line of Food Center Drive, North 78 degrees 17 minutes 45 seconds East 1,446.07 feet to a point;

THENCE continuing along the same, North 86 degrees 55 minutes 54 seconds East 180.95 feet to a point of curvature;

THENCE continuing along the same with a curve to the left having a radius of 264.00 feet, an arc length of 39.78 feet and a central angle of 08 degrees 38 minutes 00 seconds to a point of tangency;

THENCE continuing along the same, North 78 degrees 17 minutes 54 seconds East 128.52 feet to a point of curvature;

THENCE continuing along the same with a curve to the right having a radius of 300.00 feet, an arc length of 119.70 feet and a central angle of 22 degrees 51 minutes 39 seconds to a point on the curve;

THENCE along an existing leasehold, North 36 degrees 29 minutes 08 seconds East 89.22 feet to a point;

THENCE continuing along the same, North 13 degrees 12 minutes 58 seconds East 67.43 feet to a point; and

THENCE continuing along the same, North 78 degrees 21 minutes 32 seconds East 39.24 feet to the point of TRUE BEGINNING;

THENCE along the existing leasehold, North 11 degrees 38 minutes 28 seconds West 707.60 feet to a point;

THENCE continuing along the same, North 78 degrees 21 minutes 32 seconds East 17.00 feet to a point;

THENCE continuing along the same, North 11 degrees 56 minutes 13 seconds West 310.20 feet to a point;

THENCE continuing along the same, North 23 degrees 01 minutes 04 seconds West 95.50 feet to a point;

THENCE continuing along the same, North 37 degrees 28 minutes 49 seconds West 85.25 feet to a point;

THENCE continuing along the same, North 41 degrees 35 minutes 56 seconds East 26.80 feet to a point;

THENCE continuing along the same, North 56 degrees 23 minutes 24 seconds West 21.30 feet to a point;

THENCE continuing along the same, North 24 degrees 55 minutes 08 seconds East 29.63 feet to a point being 100.37 feet, more or less, upland of the U.S. Pierhead and Bulkhead line;

THENCE along the proposed leasehold line, South 66 degrees 30 minutes 05 seconds East 95.49 feet to a point;

THENCE continuing along the same, South 60 degrees 56 minutes 09 seconds East 49.88 feet to a point;

THENCE continuing along the same, South 48 degrees 26 minutes 03 seconds East 67.13 feet to a point;

THENCE continuing along the same, South 63 degrees 04 minutes 48 seconds East 28.21 feet to a point;

THENCE continuing along the same, South 82 degrees 41 minutes 13 seconds East 70.27 feet to a point;

THENCE continuing along the same, South 80 degrees 25 minutes 11 seconds East 57.46 feet to a point;

THENCE continuing along the same, South 38 degrees 59 minutes 27 seconds East 241.02 feet to a point;

THENCE continuing along the same, South 69 degrees 12 minutes 44 seconds East 134.92 feet to a point;

THENCE continuing along the same, South 24 degrees 13 minutes 05 seconds East 627.35 feet to a point on an existing leasehold line and being 31.98 feet, more or less, from the U.S. Pierhead and Bulkhead line;

THENCE along the leasehold line, South 50 degrees 34 minutes 54 seconds West 654.52 feet to a point;

THENCE continuing along the same, North 39 degrees 25 minutes 06 seconds West 32.00 feet to a point on the Block Line (2770 and 2781);

THENCE along the Block Line, South 50 degrees 34 minutes 54 seconds West 13.65 feet to a point; thence

THENCE along the existing lease line, North 23 degrees 27 minutes 41 seconds West 144.21 feet to a point; and

THENCE continuing along the same, South 78 degrees 21 minutes 32 seconds West 7.30 feet to the point of TRUE BEGINNING.

TOGETHER WITH a non-exclusive ingress/egress easement to Food Center Drive, bounded and more particularly described as follows:

BEGINNING at the aforesaid point of TRUE BEGINNING; and

RUNNING THENCE along an existing leasehold, North 78 degrees 21 minutes 32 seconds East 7.30 feet to a point;

THENCE continuing along the same, South 23 degrees 27 minutes 41 seconds East 57.38 feet to a point on a curve;

THENCE along the proposed easement with a non-tangent curve to the left having a radius of 100.00 feet, an arc length of 107.93 feet, a central angle of 61 degrees 50 minutes 18 seconds and a chord bearing South 22 degrees 46 minutes 53 seconds West 102.77 feet to a point of tangency;

THENCE continuing along the same, South 08 degrees 08 minutes 16 seconds East 40.97 feet to a point on a curve being the northerly right-of-way line of Food Center Drive;

THENCE along the right-of-way line with a curve to the left having a radius of 300.00 feet, an arc length of 111.48 feet, a central angle of 21 degrees 17 minutes 25 seconds and a chord bearing North 68 degrees 11 minutes 44 seconds West 110.84 feet to a non-tangent point;

THENCE along an existing leasehold, North 36 degrees 29 minutes 08 seconds East 89.22 feet to a point;

THENCE continuing along the same, North 13 degrees 12 minutes 58 seconds East 67.43 feet to a point; and

THENCE continuing along the same, North 78 degrees 21 minutes 32 seconds East 39.24 feet to the point of TRUE BEGINNING.

EXHIBIT B

(Definition of Certain Terms)

Architect: The term “Architect” as used in this Agreement shall mean Food Tech LLC having an office at 300 Ledgewood Place, Suite 304, Rockland, MA 02370 in its capacity under the Design Build Contract as Architect.

Design Build Contract: The term “Design Build Contract” as used in this Agreement shall mean a certain Design Build Contract dated January 9, 2012, entered into between the Borrower and the Architect/Contractor.

Building Loan Mortgage: The term “Building Loan Mortgage” as used in this Agreement shall mean a certain mortgage and security agreement and assignment of lessors interest in leases and rents dated the date hereof in the principal sum of $11,000,000.00 executed and delivered by the Borrower and intended to be duly recorded in Bronx County, State of New York securing the Building Loan Note.

Building Loan Note: The term “Building Loan Note” as used in this Agreement shall mean a certain note dated as of the date hereof in the principal sum of $11,000,000.00 given by the Borrower to the Lender.

Commencement Date: The term “Commencement Date” as used in this Agreement shall mean the date which is sixty (60) days following the date of this Agreement.

Completion Date: The term “Completion Date” as used in this Agreement shall mean (i) January 31, 2013 with respect to the Phase 1 Building Renovation (Bazzini Areas) as set forth and described in the Design Build Contract, (ii) June 30, 2013 with respect to the Phase II Building Renovation (Dairyland SW) as set forth and described in the Design Build Contract, and (iii) March 31, 2014 with respect to the Phase III Renovation (RBest Area) as set forth and described in the Design Build Contract.

Construction Consultant: The term “Construction Consultant” as used in this Agreement shall mean Ali Mahjouri, 100 East Ridge Road, Ridgefield, Connecticut 06877.

Debt: The term “Debt” as used in this Agreement shall mean all principal, interest, additional interest and other sums of any nature whatsoever which shall or may become due and payable to the Lender pursuant to the provisions of the Loan Documents.

General Contractor: The term “General Contractor” as used in this Agreement shall mean Food Tech LLC in their capacity as Design Builder for the Improvements.

Governmental Authorities: The term “Governmental Authorities” as used in this Agreement shall mean all governmental authorities having jurisdiction over the Property.

Improvements: The term “Improvements” as used in this Agreement shall mean renovation of the entire existing 176,406 square foot warehouse at 240 Food Center Drive, Bronx, New York into several renovated areas: meat cooler, freezer, dairy-deli cooler, chocolate room, dry storage, refrigerated dock, dry dock, dock office, forklift charging area, employee amenities and offices.

Loan Documents: The term “Loan Documents” as used in this Agreement shall collectively mean the Building Loan Note, the Building Loan Mortgage, this Agreement, the Loan Agreement (as defined in the Mortgage) and all other documents and instruments of any nature whatsoever now or hereafter executed and delivered in connection with the Building Loan, as the same may be amended and modified, supplemented, replaced, and restated from time to time.

Major Subcontracts: The term “Major Subcontracts” as used in this Agreement shall mean any contract or contracts entered into with any single subcontractor or materialman employed by the General Contractor or the Borrower in connection with the construction of the Improvements and providing for aggregate payments to such subcontractor or materialman equal to or in excess of $1,000,000.00.

Other Subcontracts: The term “Other Subcontracts” as used in this Agreement shall mean any contracts other than Major Subcontracts entered into by the General Contractor or the Borrower with subcontractors or materialmen in connection with the construction of the Improvements.

Preliminary Survey: The term “Preliminary Survey” as used in this Agreement shall mean a survey prepared by Mercator Land Surveyors dated March 1, 2012.

Retainage: The term “Retainage” as used in this Agreement shall mean 10% of the aggregate Direct Construction Costs (until the construction of the Improvements is 50% complete) actually incurred by the Borrower for work in place as part of the construction of the Improvements, as verified from time to time by the Construction Consultant pursuant to the provisions of this Agreement. The Retainage shall not be released until the construction of the Improvements has been substantially completed in accordance with the Plans and Specifications accepted by the Lender and the Construction Consultant and the provisions of this Agreement (other than punch list work, landscaping and other minor work with respect to the Improvements and which in the aggregate will not in the opinion of the Lender and the Construction Consultant exceed $100,000). In addition to the foregoing, the portion of the Retainage being held by the Lender with respect to work or materials supplied by any particular subcontractor or materialman in connection with the construction of the Improvements will be released by the Lender, upon request by the Borrower, provided (a) no Event of Default has occurred and is continuing under the Note, this Agreement, the Mortgage, or the other Loan Documents, (b) the Construction Consultant verifies to the Lender that such subcontractor or materialman has completed 100% of all work and has supplied 100% of all materials in compliance with such subcontractor’s or materialman’s subcontract and in conformity with the Plans and Specifications accepted by the Lender and the Construction Consultant, (c) such subcontractor or materialman will be paid in full upon the release of the portion of the Retainage being held with respect to such subcontractor or materialman, (d) such subcontractor or materialman executes and delivers all lien waivers which may be reasonably requested or required by the Lender or by the Title Company to induce the Title Company to insure the lien of the Mortgage against any mechanic’s or materialman’s lien which may be filed by such subcontractor or materialman, and (e) if required by the Lender, such release of such portion of the Retainage shall be approved by any surety company which has issued a payment or performance bond with respect to such subcontractor or materialman.

Title Company: The term “Title Company” as used in this Agreement shall mean First American Title Insurance Company of New York.

Verified Costs of Improvement: The term “Verified Costs of Improvement” as used in this Agreement shall mean the aggregate, from time to time, of (a) Other Costs of Improvement actually incurred by the Borrower in connection with the construction of the Improvements and as substantiated by evidence reasonably satisfactory to the Lender, and (b) Direct Construction Costs actually incurred by the Borrower for work in place as part of the construction of the Improvements, as verified by the Construction Consultant, from time to time, pursuant to the provisions of this Agreement, minus the Retainage.

EXHIBIT C

(Description of Plans and Specifications)

COOLER ADDITION

Drawing Number:	Drawing Name:	Latest Drawing Date:

STRUCTURAL

S-001.00	Structural Notes	3/21/12
S-002.00	Schedules	3/21/12
S-101.00	Footing & Foundation Plan	3/21/12
S-102.00	Slab Plan	3/21/12
S-103.00	Roof Framing Plan	3/21/12
S-201.00	Typical Details	3/21/12
S-202.00	Details	3/21/12
S-203.00	Details	3/21/12
S-204.00	Details	3/21/12
S-301.00	Braced Frame Details	3/21/12
S-401.00	Elevations	3/21/12

ARCHITECTURAL

A-000.00	Cover Sheet	3/21/12
A-101.00	Overall Existing Bldg Floor Plan	3/21/12
A-102.00	Cooler Addition Plan – Section 1	3/21/12
A-103.00	Slab Details	3/21/12
A-201.00	Roof Plan – Cooler Addition Section 1	3/21/12
A-202.00	Roof Details	3/21/12
A-301.00	Exterior Elevations	3/21/12
A-401.00	Building Sections	3/21/12
A-402.00	Wall Sections	3/21/12
A-501.00	Door and Room Finish Sch & Details	3/21/12
A-502.00	Door Details	3/21/12
A-601.00	Misc. Details Concrete	3/21/12
A-701.00	Misc. Details Steel	3/21/12
A-702.00	Misc. Details Steel	3/21/12

Drawing Number:	Drawing Name:	Latest Drawing Date:
PLUMBING
P-100.00	Plumbing Cover Sheet	3/21/12
P-101.00	Plumbing Specs	3/21/12
P-201.00	Plumbing Key Plan	3/21/12
P-301.00	Plumbing Plan – Ground Floor – Sec 1	3/21/12
P-401.00	Plumbing Details	3/21/12
P-402.00	Plumbing Seismic Details	3/21/12

ELECTRICAL
E-011.00	Electrical Legend & Details	3/21/12
E-012.00	Cooler Fire Alarm Floor Plan	3/21/12
E-021.00	Cooler Lighting Floor Plan	3/21/12
E-031.00	Cooler Power Floor Plan	3/21/12
E-041.00	Luminaire Schedule & Details	3/21/12
E-051.00	Partial Distribution One Line Diagram	3/21/12

REFRIGERATION
R-100.00	Refrigeration Cover Sheet	3/21/12
R-101.00	Refrigeration Specs	3/21/12
R-200.00	Cooler Key Plan	3/21/12
R-201.00	Ground Floor – Section 1 – Cooler Refrigeration Plan	3/21/12
R-100.00	Cooler Key Plan	3/21/12
R-300.00	Ground Floor – Section 1 – Cooler Piping Plan	3/21/12
R-400.00	Refrigeration Schedules	3/21/12
RE-100.00	Electrical Cover Sheet	3/21/12
RE-200.00	Key Plan Refrigeration Power	3/21/12
RE-201.00	Ground Floor – Section 1 - Refrigeration Power Plan	3/21/12

FIRE PROTECTION
FP-100.00	Fire Protection Cover Sheet	3/21/12
FP-101.00	Fire Protection Seismic Specs	3/21/12
FP-201.00	Fire Protection Key Plan	3/21/12
FP-301.00	Fire Protection Sprinkler Plan Ground Floor – Section 1	3/21/12
FP-401.00	Fire Protection Details	3/21/12

INTERIOR RENOVATIONS
Drawing Number:	Drawing Name:	Latest Drawing Date:
STRUCTURAL
S-001.00	Structural Notes	3/21/12
S-002.00	Schedules	3/21/12
S-101.00	Footing & Foundation Plan	3/21/12
S-102.00	Footing & Foundation Plan	3/21/12
S201.00	Details	3/21/12

ARCHITECTURAL
A-000.00	Cover Sheet	3/21/12
A001.00	Demo Floor Plan	3/21/12
A101.00	Main Floor Plan – Warehouse Areas	3/21/12
A104.00	Slab Details	3/21/12
A201.00	Roof Plan – Warehouse Areas	3/21/12
A202.00	Roof Details	3/21/12
A401.00	Bldg Sections	3/21/12
A402.00	Bldg Sections	3/21/12
A501.00	Door Schedules & Details	3/21/12
A502.00	Room Finish Schedules & Details	3/21/12
A503.00	Door Elevations	3/21/12
A504.00	Door Details	3/21/12
A601.00	Misc Details Concrete	3/21/12
A701.00	Misc Details Steel	3/21/12
A702.00	Misc Details Steel	3/21/12

PLUMBING
P-100.00	Plumbing Cover Sheet	3/21/12
P-101.00	Plumbing Specs	3/21/12
P-201.00	Plumbing Key Plan	3/21/12
P-301.00	Plumbing Plan Ground Floor Section 2	3/21/12
P-302.00	Plumbing Plan Ground Floor Section 3	3/21/12
P-401.00	Plumbing Details	3/21/12
P-402.00	Plumbing Seismic Details	3/21/12

MECHANICAL
M-100.00	HVAC Cover Sheet	3/21/12
M-101.00	HVAC Spec Sheet	3/21/12
M-200.00	HVAC Keyplan	3/21/12
M-201.00	HVAC Floor Plan Section 2	3/21/12
M-202.00	HVAC Floor Plan Section 3	3/21/12

Drawing Number:	Drawing Name:	Latest Drawing Date:
M-300.00	HVAC Schedules & Details	3/21/12

ELECTRICAL

E-011.00	Electrical Legend & Details	3/21/12
E-012.00	Overall Electrical Demo Plan	3/21/12
E-013.00	Warehouse Areas Fire Alarm Floor Plan	3/21/12
E-014.00	Office Areas Fire Alarm Floor Plan and Riser Diagram	3/21/12
E-021.00	Warehouse Areas Lighting Floor Plan	3/21/12
E-022.00	Office Areas Lighting Floor Plans	3/21/12
E-031.00	Warehouse Areas Power Floor Plan	3/21/12
E-032.00	Office Areas Power Floor Plan	3/21/12
E-041.00	Luminaire Schedule and Details	3/21/12
E-051.00	Electrical Dist One Line Diagram	3/21/12
E-052.00	Panelboard Schedules	3/21/12
E-053.00	Panelboard Schedules	3/21/12

REFRIGERATION
R-100.00	Refrigeration Cover Sheet	3/21/12
R-101.00	Refrigeration Specs	3/21/12
R-200.00	Ground Floor Section 2 Key Plan Refrigeration Plan	3/21/12
R-201.00	Ground Floor Section 2 Key Plan Refrigeration Floor Plan	3/21/12
R-100.00	Ground Floor Key Plan	3/21/12
R-300.00	Ground Floor Section 2 Refrigeration Piping Plan	3/21/12
R-400.00	Refrigeration Schedules	3/21/12
RE-100.00	Electrical Coversheet	3/21/12
RE-200.00	Key Plan Refrigeration Power	3/21/12
RE-202.00	Ground Floor – Section 2 Refrigeration Power Plan	3/21/12
RE-203.00	Refrigeration Panel Schedules	3/21/12

FIRE PROTECTION
FP-100.00	Fire Protection Cover Sheet	3/21/12
FP-101.00	Fire Protection Seismic Specs	3/21/12
FP-201.00	Fire Protection Key Plan	3/21/12
FP-301.00	Fire Protection Sprinkler Plan Ground Floor Section 2	3/21/12
FP-302.00	Fire Protection Sprinkler Plan Ground Floor Section 3	3/21/12
FP-401.00	Fire Protection Details	3/21/12

EXHIBIT D

REQUEST FOR ADVANCE

(No.                     )

DAIRYLAND HP LLC, a Delaware limited liability company (the “Borrower”), the borrower under a certain Building Loan Agreement (the “Building Loan Agreement”) dated April             , 2012, entered into between COMMERCIAL LENDING II LLC (the “Lender”) and the Borrower, hereby certifies to and requests the Lender as follows:

(a) Direct Construction Costs. Attached hereto as Schedule A is a true and correct statement of the reimbursable Direct Construction Costs incurred to date, the aggregate releases of Building Loan proceeds previously made by the Lender to the Borrower for Direct Construction Costs, the aggregate Retainage applicable to Direct Construction Costs incurred to date, and the total release of Building Loan proceeds from the Borrower Disbursement Account requested hereby for Direct Construction Costs.

(b) Other Costs of Improvement. Attached hereto as Schedule B is a true and correct statement of the reimbursable Other Costs of Improvement incurred to date, the aggregate releases of Building Loan proceeds previously made by the Lender to the Borrower for Other Costs of Improvement, and the total release of Building Loan proceeds from the Borrower Disbursement Account requested hereby for Other Costs of Improvement.

(c) Request to Lender for Advance. The Borrower hereby requests the Lender to release Building Loan proceeds from the Borrower Disbursement Account in the amount of $            .

(d) Representations. The Borrower hereby represents to the Lender that (i) all Direct Construction Costs and Other Costs of Improvement set forth in previous Requests for Advance have been paid in full, (ii) all Direct Construction Costs and Other Costs of Improvement incurred to date, as set forth in this Request for Advance, have been or will be paid in full out of the release of Building Loan Proceeds requested hereby, (iii) all of the representations and warranties of the Borrower contained in the Loan Documents continue to be true and correct, and (iv) we have no actual knowledge that any Event of Default exists under the Loan Documents and no event has occurred which but for notice, or lapse of time, or both, would constitute an Event of Default under the Loan Documents.

Dated:             , 20

DAIRYLAND HP LLC,
a Delaware limited liability company

By: DAIRYLAND USA CORPORATION,
a New York corporation,
its sole member and manager

By:
Name:
Title:

SCHEDULE A

Direct Construction Costs

A	B	C	D	E	F
Categories	Total Est. as of Date of Request	Aggregate Incurred to Date	Aggregate Disbursement to Date	Applicable Retainage	Disbursement Requested (Column C minus Column D & E)

Total

SCHEDULE B

Other Project Costs

A	B	C	D	E	F
Categories	Total Est. as of Date of Request	Aggregate Incurred to Date	Aggregate Disbursement to Date	Applicable Retainage	Disbursement Requested (Column C minus Column D & E)

Total

EXHIBIT E

(Direct Construction Cost Breakdown

and Request for Partial Payment)

The term “Direct Construction Cost Breakdown and Request for Partial Payment” as used in this Agreement shall mean the Application and Certificate for Payment (AIA Document G 702 and AIA Document G 703 or their equivalent), with such changes therein as the Lender or the Construction Consultant may reasonably request, or such other form of Direct Construction Cost Breakdown and Request for Partial Payment as may be reasonably acceptable to the Lender and the Construction Consultant.

EXHIBIT F

AFFIDAVIT PURSUANT TO SECTION 22 OF THE

LIEN LAW OF THE STATE OF NEW YORK

STATE OF NEW YORK                 )

                                                           ) :ss.:

COUNTY OF NEW YORK             )

Christopher Pappas, being duly sworn, deposes and says:

I maintain an office located at 100 East Ridge Road, Ridgefield, Connecticut 06877.

I am the Chief Executive Officer of Dairyland USA Corporation, which is the sole member and manager of DAIRYLAND HP LLC, the Borrower mentioned in the within Building Loan Agreement.

The consideration paid, or to be paid, by the Borrower for the Building Loan described therein is $0.00, and all other expenses constituting cost of the improvement incurred, or to be incurred, in connection with the Building Loan, and advanced or to be advanced pursuant to the Building Loan Agreement are as follows:

(a)	Interest on the Building Loan during construction	$0.00

(b)	Taxes, assessments, water rents and sewer rents, paid or to be paid for periods prior to or during construction	$0.00

(c)	Insurance during construction	$0.00

(d)	Commitment fee, if any, in addition to the consideration stated above which is allocable to the Building Loan	$0.00

(e)	Commitment fee for subsequent financing either (i) required by the Lender, or (ii) to be borrowed within four months after completion of the improvements	$0.00

(f)	Title examination, insurance premium and recording fees which are allocable to the Building Loan	$15,587.00

(g)	Survey	$12,500.00

(h)	Engineer’s fees	$0.00

(i)	Architect’s fees	$0.00

(j)	Bond premiums	$0.00

(k)	Legal fees of the Lender’s counsel which are allocable to the Building Loan	$90,000.00

(l)	Broker’s commissions incurred with respect to obtaining the Building Loan	$0.00

(m)	Broker’s commissions incurred with respect to obtaining subsequent financing either (i) required by the Lender, or (ii) to be borrowed within four months after the completion of the improvements	$0.00

(n)	Brokerage Commissions for leases of space (other than residential space) in the improvements with terms in excess of three (3) years	$0.00

(o)	Ground rents accruing during construction	$0.00

(p)	Mortgage recording tax allocable to the Building Loan	$308,000.00

(q)	Appraisal	$7,500.00

(r)	Sums paid to take by assignment prior existing mortgages which are consolidated with building loan mortgages and also the interest charges on such mortgages	$0.00

(s)	Sums paid to discharge or reduce the indebtedness under mortgages and accrued interest thereon and other prior existing encumbrances	$0.00

(t)	Sums paid to discharge building loan mortgages whenever recorded	$0.00

(u)	Contingency cost of the improvement, other than the “improvement,” as defined in subdivision 4 of Section 2 of the Lien Law	$0.00

(v)	Sums paid to reimburse the Lender for advances made pursuant to a certain Notice of Lending dated , 20 , duly filed on , 20 , in the Office of , County	$0.00

In addition to the above items the following sums shall be disbursed to the Borrower for the cost of the improvements incurred and paid for by the Borrower subsequent to the commencement of construction of the improvement, but prior to the date of the initial advance of the Building Loan under the Building Loan Agreement:

[DETAILED ITEMIZED LIST]

The net sum available to the Borrower for the improvement is Ten Million Five Hundred Sixty Six Thousand Four Hundred Thirteen and 00/100 Dollars ($10,566,413.00) less such amounts (i) as, may not be advanced and disbursed under the Building Loan Agreement due to the non-satisfaction of conditions to the advance and disbursement of such amounts contained in the Building Loan Agreement, and (ii) as may become due or payable for additional insurance premiums, interest on the Building Loan, ground rents, taxes, assessments, water rents and sewer rents accruing during the construction of the improvement.

[NO FURTHER TEXT ON THIS PAGE]

[Signature Page to Section 22 Lien Law Affidavit]

This statement is made pursuant to Section 22 of the Lien Law of the State of New York and is hereby made a part of the Building Loan Agreement.

The facts herein stated are true to the knowledge of the deponent.

/s/ Christopher Pappas

Name: Christopher Pappas

Sworn to before me this

16th day of April, 2012

/s/ Raquel Mehlman

Notary Public

Raquel Mehlman

Notary Public State of New York

New York County

LIC. #01ME6193851

Comm. Exp. 9/22/2012

EXHIBIT G

APPLICATION FOR STORED MATERIALS

Project:	Application No:

Contractor:	Period From:	To:

SUB CONTRACTOR’S APPLICATION FOR STORED MATERIALS

Material Description	Location Stored	Cost

Previous Balance of Stored Materials:	$
Plus Material Received This Month:	$
Less Material Installed This Month:	$
Total Stored Material:	$

1.	This form must be completed for each subcontractor’s invoice for which payment is being requested for stored material or when there is any balance remaining on previously paid stored material. The total of this summary must match application summary for each line item.

2.	Provide invoice or bill of sale back-up for all stored material items.

3.	For off-site stored materials, provide a certificate of insurance assigned to the owner and bank in a value sufficient to cover the cost of the material and list specific items covered.

4.	For off-site stored materials, provide an inspection affidavit, complete name and address for the bonded warehouse.